EXHIBIT 99.2

Mallon Resources Corporation
Special Meeting of Shareholders
February 27, 2003.

The undersigned shareholder hereby appoints Roy K. Ross and Alfonso R. Lopez and both of them, as proxies for the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of Mallon Resources Corporation, registered in the name of the undersigned, at the Special Meeting of Shareholders of Mallon Resources Corporation, to be held on February 27, 2003, at 9 a.m. local time, at the offices of Holme Roberts & Owen LLP, located at 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

The undersigned shareholder acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

This proxy is revocable at any time before it is exercised and the giving of a proxy will not affect your right to vote in person if you attend the Special Meeting of Shareholders.

1.    Proposal for approval of the Agreement and Plan of Merger dated as of October 1, 2002 by and among Black Hills Corporation, Black Hills Acquisition Corp. and Mallon Resources Corporation.

☐  FOR            ☐  AGAINST                ☐  ABSTAIN

2.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ABOVE.

Dated:                                 , 2003

Please sign below exactly as your name appears on the stock certificate(s). When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

Printed name, as it appears on stock certificate(s)

Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE